Exhibit 10.4

Focus Partners Corp.

We Future Limited

Vivid Imagination Limited

and

Patriot Management Ltd.

Acting-in-Concert Agreement

Green Solar Energy Limited

November 2, 2022

This acting-in-concert agreement (the “Agreement”) is executed by the following five parties including their shareholders on November 2, 2022:

(1) Focus Partners Corp.: of Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands., holds 27.27% equity interest of Green Solar Energy Limited;

(2) We Future Limited: of Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands., holds 25% equity interest of Green Solar Energy Limited;

(3) Vivid Imagination Limited: of Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands., holds 6.06% equity interest of Green Solar Energy Limited;

(4) Patriot Management Ltd: a British Virgin Islands company, of Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands, holds 18.94% equity interest of Green Solar Energy Limited.;

(Hereinafter collectively referred to as the “Parties”, and individually referred to as the “Party” as the context may require)

WHEREAS:

The Parties to the Agreement jointly invested in Green Solar Energy Limited (the “Company”). The Parties to the Agreement hold 77.21% equity interest of the Company in aggregate.

The Parties to the Agreement agreed to act in concert when voting at the shareholders’ general meetings of the Company through the arrangement of the Agreement, so as to jointly expand the number of votes controlled by the Parties in the Company.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Matters that require action in concert

1.1.	The Parties to the Agreement undertake that, when voting on matters including but not limited to the following matters (hereinafter referred to as “Matters that Require Action in Concert”) at the shareholders’ general meetings of the Company, the Parties must vote in concert with each other:

a)	to decide on the operational policies and investment plans of the Company;

b)	to elect and replace directors and supervisors (not being staff representatives), and to decide on matters relating to the remuneration of the relevant directors and supervisors;

c)	to consider the Company’s proposed annual financial budgets and final accounts;

d)	to consider the Company’s profit distribution plans and plans for making up losses;

e)	to resolve on increases or reductions in the Company’s registered capital;

f)	to resolve on capital raise in issuance of common shares or debentures by the Company;

g)	to resolve on matters such as merger, acquisition, division, dissolution, liquidation or change of form of the Company;

h)	to amend the articles of association;

i)	to resolve on the appointment and dismissal of the independent accounting firms of the Company;

j)	to decide on matters of the Company such as its external investment, purchase and sale of assets, assets pledge, provision of external guarantee, entrusted financial management and related transactions;

k)	to decide on closing the operation of the Company’s existing businesses or making a significant change or adjustment on the nature of the Company’s businesses;

l)	other matters submitted to the shareholders’ general meetings of the Company for determination.

1.2.	Additional Matters that Require Action in Concert can be added if approved by over half of the voting rights of the Parties to the Agreement; however, no Matters that Require Action in Concert can be removed without unanimous consent of the Parties to the Agreement.

2. Procedures and manners regarding the exercise of voting rights

2.1.	Within 3 days from the date of receipt of the notice of convening a shareholders’ general meeting of the Company (hereinafter referred to as the “Meeting Notice”), Qian Sun shall call the Parties together to convene a meeting of persons acting in concert by way of on-site in person meeting or through videoconference (hereinafter referred to as the “Meeting of Persons Acting in Concert”).

2.2.	Meeting of Persons Acting in Concert shall be chaired by Qian Sun, the Parties shall discuss the matters listed on the Meeting Notice and express their opinion by voting for or against the resolutions or abstaining from voting (hereinafter referred to as the “Voting Result”), and shall use the Voting Result unanimously agreed upon by the Parties to the Agreement as the common voting result of the Parties (hereinafter referred to as the “Common Result”); in the event that the Parties cannot reach a consensus in respect of the Voting Result, the Voting Result of Qian Sun shall be regarded as the Common Result.

2.3.	The Parties to the Agreement shall sign a power of attorney based on the Common Result two days prior to the shareholders’ general meeting of the Company, so as to delegate either one of the Parties or a third party designated by the Parties to attend the shareholders’ general meeting and exercise the voting rights on their behalf.

2.4.	In case Qian Sun is unable to convene or chair the Meeting of Persons Acting in Concert in a timely manner due to any reason, the meeting shall be convened and chaired by the Party jointly elected by the Parties to the Agreement. In case Qian Sun cannot accept the Parties’ delegation to attend the shareholders’ general meeting and exercise the voting rights due to any reason, then the Party jointly elected by the Parties to the Agreement shall be delegated to attend the meeting and exercise the voting rights according to the common voting result.

3. Shareholding restrictions

3.1.	The Parties to the Agreement undertake that, unless the transferee of a Party agrees to sign the acting-in-concert agreement in accordance with the terms and conditions of the Agreement, the Party shall voluntarily waive the rights to transfer the equity interest of the Company (the “Rights to Transfer Equity Interest”) he/she holds, in whole or in part, to any other natural persons, companies, enterprises or other organizations other than the Parties (hereinafter referred to as the “Third Parties”), who agree to assume contractual obligations, to assure that the Rights to Transfer Equity Interest would not be exercised.

3.2.	The Parties to the Agreement undertake that, either Party may not pass the voting rights of the equity interest he/she holds to the Third Parties for exercise by way of delegation, trust or other manners.

4. Representations and warranties

4.1.	The Parties to the Agreement represent and warrant that on the date of execution of the Agreement:

a)	he/she is a natural person or a lawful entity or organization with full mental capacity to exercise civil rights and perform obligations;

b)	he/she holds the relevant equity interest of the Company legally;

c)	his/her signing or performing of the obligations under the Agreement will not constitute a default or failure to perform of any contract or similar arrangement of either Party.

5. Resolution of disputes

5.1.	For any dispute arising from or in connection with the Agreement or in relation to the execution, performance, release, termination or ineffectiveness of the Agreement, if cannot be resolved through amicable negotiation between the Parties, either Party shall have the right to bring the dispute to arbitration at Hongkong Arbitration Commission in Hongkong.

5.2.	When the dispute is not yet resolved, except for the matters related to the dispute, the Parties shall continue to exercise and perform other respective rights and obligations under the Agreement.

6. Liability for the breach of the Agreement

6.1.	In the event that any Party violates the terms under the Agreement, that Party shall be liable for compensation for the economic loss suffered by the other Party as a result of the breach.

7. Supplementary provisions

7.1.	The Agreement constitutes the entire agreement between the Parties regarding the subject matter of the Agreement, and supersedes all prior consultations, negotiations, and agreements between the Parties regarding the subject matter of the Agreement.

7.2.	The Agreement shall become effective from the date of signing by the Parties.

7.3.	The Agreement is executed in two original copies and each Party holds one original copy.

7.4.	If there is any other concern, the Parties to the Agreement may enter into a supplemental agreement or an addendum in writing to append to the Agreement and become an inseparable part of the Agreement with the same legal effect.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of date first above written.

Focus Partners Corp.		We Future Limited

Signature:	/s/ Qian Sun	Signature:	/s/ Yazhu Mao

Date:	November 2, 2022	Date:	November 2, 2022

Vivid Imagination Limited		Patriot Management Ltd

Signature:	/s/ Wenze Lu	Signature:	/s/ Ziqiang Zheng

Date:	November 2, 2022	Date:	November 2, 2022

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